Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS THIRD QUARTER RESULTS

ST. LOUIS, MISSOURI – August 9, 2013 – Zoltek Companies Inc. (Nasdaq: ZOLT) today reported financial results for the third quarter of its 2013 fiscal year.

Zoltek’s net revenues for the quarter ended June 30, 2013, totaled $30.3 million, compared to $48.1 million in the third quarter of fiscal 2012. Revenues in the recently completed quarter excluded sales of $2.0 million from carbon fibers in-transit for delivery to a customer in China at the end of the quarter, which will be recognized in the current quarter. On a sequential basis, net revenues for the latest quarter decreased from $33.3 million in the second quarter of fiscal 2013.

Zoltek reported a net loss of $0.9 million ($0.03 per share) in the third quarter of fiscal 2013, which included a $1.2 million loss from foreign currency transactions. That compared to net income of $3.3 million in the immediately preceding quarter, which included a gain of $1.7 million from foreign currency transactions, and to net income of $5.6 million ($0.16 per share) in fiscal 2012’s third quarter. The Company’s operating earnings were $1.0 million in the latest quarter, compared to $1.7 million in the second quarter of the current fiscal year, and to $6.4 million in the third quarter of fiscal 2012.

For the nine months ended June 30, 2013, Zoltek’s net sales were $99.5 million, compared to $142.1 million in the first nine months of fiscal 2012, a decrease of 30%. Operating income for the year-to-date period of fiscal 2013 was $6.3 million, compared to $20.3 million in the corresponding period of fiscal 2012. Net income for the recent nine months was $5.4 million ($0.16 per share), compared to $18.6 million in the first three quarters of fiscal 2012 ($0.54 per share).

“The cyclical downturn in the wind energy market that began in the fourth quarter of fiscal 2012, continued to negatively affect our sales and operating results in the third quarter. However, in recent weeks we have seen a number of signs that demand in our sector of the wind energy market – supplying carbon fibers used in the manufacture of the biggest and most advanced wind turbines – is picking up again and will show renewed strength through at least the end of calendar year 2013,” said Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer. Rumy added, “Despite a small third quarter net loss – our first in eight quarters – Zoltek remains cash flow positive from operating activities, with a sound balance sheet.”

“Meanwhile, we continue to invest and make solid progress in our long-term efforts to develop new applications for our low-cost, high-performance carbon fibers in other fields – with automotive leading the list. We are working closely with auto companies, their top-tier suppliers, and composite equipment companies in dozens of trials and demonstration projects.”

Zoltek Reports Third Quarter Results

August 9, 2013

Zoltek will host a conference call to review its third quarter results on Monday, August 12, 2013 at 10:00 am CT. The conference dial-in number is (888) 430-8705. The confirmation code is 3306087. As a reminder, there will not be a Q&A portion of the call due to the ongoing strategic alternatives evaluation process previously announced by the Company. Individuals who wish to listen to the call should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek’s website — www.zoltek.com — under “Investor Relations.” The webcast replay will be available on the website several hours after the call.

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This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue. This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers, including our principal customer Vestas Wind Systems; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish and grow prepreg capacity; (15) speed development of low-cost carbon fiber sheet molding compounds for the automotive industry pursuant to our global collaborative partnership with Magna Exteriors and Interiors; (16) resolve possible disputes with a group of shareholders that filed a Schedule 13D reporting beneficial ownership of an aggregate of approximately 10.1% of our outstanding common stock, including the group’s request for a special shareholders meeting to remove the current Board of Directors and elect new directors; (17) successfully pursue the announced process for exploring strategic alternatives to maximize shareholder value; and (18) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

For further information contact:

Andrew Whipple, CFO

3101 McKelvey Road

St. Louis, MO 63044

(314) 291-5110

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2013	2012
Net sales	$30,310	$48,078
Cost of sales	24,108	36,800
Gross profit	6,202	11,278
Application and development costs	1,709	1,708
Selling, general and administrative expenses	3,495	3,168
Operating income	998	6,402
Interest expense, net	(128)	(146)
Loss on foreign currency transactions	(1,186)	(29)
Other expense, net	(25)	(577)
Gain on liabilities carried at fair value	0	243
(Loss) income from operations before income taxes	(341)	5,893
Income tax expense	556	327
Net (loss) income	$(897)	$5,566

Basic (loss) income per share	$(0.03)	$0.16
Diluted (loss) income per share	$(0.03)	$0.16

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended
	June 30,
	2013	2012
Net sales	$99,493	$142,138
Cost of sales	77,182	106,714
Gross profit	22,311	35,424
Application and development costs	5,999	5,331
Selling, general and administrative expenses	9,964	9,771
Operating income	6,348	20,322
Interest expense, net	(400)	(196)
Gain on foreign currency transactions	454	282
Other income (expense), net	85	(807)
Gain on liabilities carried at fair value	0	73
Income from operations before income taxes	6,487	19,674
Income tax expense	1,101	1,067
Net income	$5,386	$18,607

Basic income per share	$0.16	$0.54
Diluted income per share	$0.16	$0.54

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2013	2013
Net sales	$30,310	$33,306
Cost of sales	24,108	26,274
Gross profit	6,202	7,032
Application and development costs	1,709	2,223
Selling, general and administrative expenses	3,495	3,108
Operating income	998	1,701
Interest expense, net	(128)	(155)
(Loss) gain on foreign currency transactions	(1,186)	1,690
Other (expense) income, net	(25)	30
(Loss) income from operations before income taxes	(341)	3,266
Income tax expense (benefit)	556	(40)
Net (loss) income	$(897)	$3,306

Basic (loss) income per share	$(0.03)	$0.09
Diluted (loss) income per share	$(0.03)	$0.09

ZOLTEK COMPANIES, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share and per share data)

	(Unaudited)
	June 30,	September 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$24,004	$29,935
Accounts receivable, less allowance for doubtful accounts of $118 and $223, respectively	24,447	35,918
Inventories, net	81,108	67,942
VAT receivable	4,722	6,190
Other current assets	3,154	2,617
Total current assets	137,435	142,602
Property and equipment, net	209,715	215,650
Other assets	448	436
Total assets	$347,598	$358,688

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$4,216	$4,161
Trade accounts payable	5,118	12,473
Accrued expenses and other liabilities	6,179	8,687
Construction payables	1,963	1,784
Total current liabilities	17,476	27,105
Long-term debt	$19,205	$22,978
Hungarian grant - allowance against future depreciation	6,151	6,777
Deferred tax liabilities	484	473
Liabilities carried at fair value	100	384
Total liabilities	43,416	57,717
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized, 34,387,635 and 34,355,192 shares issued and outstanding atJune 30, 2013 and September 30, 2012, respectively	344	344
Additional paid-in capital	482,382	481,743
Accumulated other comprehensive loss	(48,641)	(45,827)
Accumulated deficit	(129,903)	(135,289)
Total shareholders' equity	304,182	300,971
Total liabilities and shareholders' equity	$347,598	$358,688

ZOLTEK COMPANIES, INC.
OPERATING SEGMENTS SUMMARY
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2013
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$21,632	$8,316	$362	$30,310
Cost of sales	17,820	6,124	164	24,108
Gross profit	3,812	2,192	198	6,202
Operating income (loss)	2,067	2,066	(3,135)	998
Depreciation	3,431	456	715	4,602
Capital expenditures	1,029	916	1,228	3,173

	Three Months Ended June 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$39,576	$7,854	$648	$48,078
Cost of sales	31,373	4,797	630	36,800
Gross profit	8,203	3,057	18	11,278
Operating income (loss)	6,754	2,780	(3,132)	6,402
Depreciation	3,988	334	136	4,458
Capital expenditures	2,650	880	2,253	5,783

	Nine Months Ended June 30, 2013
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$75,497	$22,602	$1,394	$99,493
Cost of sales	61,295	14,796	1,091	77,182
Gross profit	14,202	7,806	303	22,311
Operating income (loss)	8,612	7,418	(9,682)	6,348
Depreciation	11,614	1,164	992	13,770
Capital expenditures	3,318	3,993	2,293	9,604

	Nine Months Ended June 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$115,199	$25,168	$1,771	$142,138
Cost of sales	89,118	15,902	1,694	106,714
Gross profit	26,081	9,266	77	35,424
Operating income (loss)	21,217	8,306	(9,201)	20,322
Depreciation	11,933	995	381	13,309
Capital expenditures	14,163	1,131	2,716	18,010

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
June 30, 2013	$295,383	$35,930	$16,285	$347,598
September 30, 2012	301,440	31,597	25,651	358,688